Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

THIRD QUARTER 2021 RESULTS

Tampa, FL – November 9, 2021 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the third quarter 2021.

●	Shipping revenues for the third quarter 2021 were $94.0 million, an increase of $5.6 million from the second quarter 2021. Compared to the third quarter 2020, shipping revenues decreased 11.1% from $105.7 million.

●	Net loss for the third quarter 2021 was $16.0 million, or $(0.18) per diluted share, compared with net loss of $10.7 million, or ($0.12) per diluted share, in the second quarter 2021. Net loss was $0.7 million, or $(0.01) per diluted share, for the third quarter 2020. During the third quarter of 2021, the Company recognized an impairment charge of $1.0 million on two of our leased vessels.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the third quarter 2021 were $75.4 million, an increase of $3.7 million from second quarter 2021. TCE revenues were down 18.3% compared to third quarter 2020.

●	Third quarter 2021 Adjusted EBITDA(B), a non-GAAP measure, was $12.2 million, an increase of $2.0 million from the second quarter. Adjusted EBITDA decreased 44.1% from $21.8 million in the third quarter 2020.

●	In September 2021, the Company refinanced our term loan due December 2023 and term loan due November 2026, and partially refinanced our Alaska tankers term loan, due March 2025, with a $325.0 million term loan due October 2028. This lengthened the maturity of our long-term debt and improved our liquidity. The Company recognized an aggregate net loss of $8.0 million on these transactions, which reflects a write-off of unamortized deferred financing costs and prepayment fees. As part of this transaction, the Company amended our remaining debt agreements, resulting in covenant provisions that are consistent with the terms of the new term loan.

●	Total cash(C) was $85.0 million as of September 30, 2021.

●	During the quarter, two of seven vessels came out of lay-up.

Sam Norton, President and CEO, commenting on the recently completed quarter, stated, “Most notable of today’s announced financial results was the continued sequential improvement in quarter-to-quarter EBITDA performance. Vessels in operation performed well during the third quarter, providing solid cashflow in a market environment that has continued to be beset with high levels of uncertainty. In recent weeks, two vessels have been re-activated and rejoined the operating fleet. We are optimistic that this trend will continue as Jones Act vessel availability across the fourth quarter and into 2022 tightens. At this time, all of OSG’s active vessels will be operating under time charter into the first quarter of 2022. Current conditions provide strong support for re-activating additional laid-up vessels by year end, providing optimism that sequentially improving quarter to quarter EBITDA performance is attainable over the next six months.”

Mr. Norton added, “Having bolstered our liquidity position with the completion of our refinancing at the end of the third quarter, OSG is now well positioned to pursue opportunities in what we continue to see as an improving market environment. Global energy markets are on track to regain pre-COVID consumption levels by early next year, with demand signals indicating a rising need for transportation capacity. Increased international air travel in the months ahead, in particular, should add to firming market demand. We remain optimistic that a return to more normalized market conditions lies ahead in 2022.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Third Quarter 2021 Results

Shipping revenues were $94.0 million for the quarter, an increase of $5.6 million, or 6.3%, from the second quarter of 2021. TCE revenues increased $3.7 million, or 5.1%, from the second quarter to $75.4 million in the third quarter. The revenue increase was primarily a result of a 23-day decrease in scheduled drydocking and a 38-day decrease in lay-up days, as two of seven vessels came out of lay-up during the third quarter of 2021.

The third quarter operating loss was $5.6 million compared to the second quarter operating loss of $5.8 million.

Quarterly adjusted EBITDA increased to $12.2 million during the third quarter, a $2.0 million increase from the second quarter of 2021. The increase was driven by the increased revenues for the quarter.

Shipping revenues were $94.0 million for the quarter, down 11.1% compared with the third quarter of 2020. TCE revenues for the third quarter of 2021 were $75.4 million, a decrease of $16.9 million, or 18.3%, compared with the third quarter of 2020, primarily a result of a 498-day increase in lay-up days due to vessels in lay-up during the third quarter of 2021 and one less MR tanker in the Company’s fleet, Overseas Gulf Coast, which was sold during the second quarter of 2021. The decrease was offset by (a) the addition to the Company’s fleet of one ATB, OSG 205 and OSG Courageous, which was delivered during the fourth quarter of 2020, (b) a 171-day decrease in scheduled drydocking and (c) an increase in Delaware Bay lightering volumes.

Operating loss for the third quarter of 2021 was $5.6 million compared to operating income of $5.2 million for the third quarter of 2020.

Net loss for the third quarter of 2021 was $16.0 million, or $(0.18) per diluted share, compared with net loss of $0.7 million, or $(0.01) per diluted share, for the third quarter 2020. During the third quarter of 2021, the Company recognized an aggregate net loss of $8.0 million on extinguishment of debt, which reflects a write-off of unamortized deferred financing costs and prepayment fees and an impairment charge of $1.0 million on two of the Company's leased vessels.

Adjusted EBITDA was $12.2 million for the quarter, a decrease of $9.6 million compared with the third quarter of 2020, driven primarily by the decrease in TCE revenues.

Conference Call

The Company will host a conference call to discuss its third quarter 2021 results at 10:00 a.m. Eastern Time (“ET”) on Tuesday, November 9, 2021.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/.

An audio replay of the conference call will be available starting at 12:00 p.m. ET on Tuesday, November 9, 2021 through 10:59 p.m. ET on Tuesday, November 16, 2021 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10161526.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates one Marshall Islands flagged MR tanker which trades internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will continue to have, a profound impact on our workforce and many other aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$64,535	$89,273	$191,130	$264,085
Voyage charter revenues	29,432	16,475	72,469	57,061
	93,967	105,748	263,599	321,146

Operating Expenses:
Voyage expenses	18,602	13,467	51,030	31,364
Vessel expenses	36,006	43,044	101,815	120,456
Charter hire expenses	22,806	22,782	67,719	67,746
Depreciation and amortization	15,526	15,253	45,913	43,488
General and administrative	5,707	6,140	18,076	19,915
Loss/(gain) on disposal of vessels and other property, including impairments, net	960	(151)	6,257	959
Total operating expenses	99,607	100,535	290,810	283,928
(Loss)/income from vessel operations	(5,640)	5,213	(27,211)	37,218
Gain on termination of pre-existing arrangement	—	—	—	19,172
Operating (loss)/income	(5,640)	5,213	(27,211)	56,390
Loss on extinguishment of debt, net	(7,961)	(488)	(7,961)	(503)
Other income, net	129	328	140	316
(Loss)/income before interest expense and income taxes	(13,472)	5,052	(35,032)	56,203
Interest expense	(7,052)	(5,902)	(20,739)	(18,143)
(Loss)/income before income taxes	(20,524)	(850)	(55,771)	38,060
Income tax benefit/(expense)	4,515	192	13,195	(7,212)
Net (loss)/income	$(16,009)	$(657)	$(42,576)	$30,848

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	90,808,080	89,998,301	90,513,150	89,723,751
Diluted - Class A	90,808,080	89,998,301	90,513,150	90,727,485
Per Share Amounts:
Basic and diluted net (loss)/income - Class A	$(0.18)	$(0.01)	$(0.47)	$0.34

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Consolidated Balance Sheets

($ in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$84,971	$69,697
Restricted cash	37	49
Voyage receivables, including unbilled of $7,606 and $6,740, net of reserve for doubtful accounts	17,733	13,123
Income tax receivable	369	387
Other receivables	4,149	1,817
Inventories, prepaid expenses and other current assets	5,917	3,603
Total Current Assets	113,176	88,676
Vessels and other property, less accumulated depreciation	768,992	832,174
Deferred drydock expenditures, net	43,512	43,134
Total Vessels, Other Property and Deferred Drydock	812,504	875,308
Restricted cash - non current	44	73
Intangible assets, less accumulated amortization	23,767	27,217
Operating lease right-of-use assets, net	156,862	215,817
Other assets	25,914	24,646
Total Assets	$1,132,267	$1,231,737
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$39,492	$48,089
Current portion of operating lease liabilities	90,551	90,613
Current portion of finance lease liabilities	4,001	4,000
Current installments of long-term debt	21,530	38,922
Total Current Liabilities	155,574	181,624
Reserve for uncertain tax positions	186	189
Noncurrent operating lease liabilities	88,176	147,154
Noncurrent finance lease liabilities	19,598	21,360
Long-term debt	430,255	390,198
Deferred income taxes, net	67,802	80,992
Other liabilities	32,153	30,409
Total Liabilities	793,744	851,926
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 87,146,851 and 86,365,422 shares issued and outstanding)	871	864
Paid-in additional capital	594,143	592,564
Accumulated deficit	(255,911)	(213,335)
	339,103	380,093
Accumulated other comprehensive loss	(580)	(282)
Total Equity	338,523	379,811
Total Liabilities and Equity	$1,132,267	$1,231,737

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Consolidated Statements of Cash Flows

($ in thousands)

	Nine Months Ended September 30,
	2021	2020
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net (loss)/income	$(42,576)	$30,848
Items included in net income not affecting cash flows:
Depreciation and amortization	45,913	43,488
Gain on termination of pre-existing arrangement	—	(19,172)
Loss on disposal of vessels and other property, including impairments, net	6,257	959
Amortization of debt discount and other deferred financing costs	1,822	1,714
Compensation relating to restricted stock awards and stock option grants	1,989	1,685
Deferred income tax (benefit)/expense	(13,193)	7,237
Interest on finance lease liabilities	1,362	1,493
Non-cash operating lease expense	68,383	68,706
Loss on extinguishment of debt, net	5,225	503
Distributed earnings of affiliated companies	—	3,562
Payments for drydocking	(14,883)	(20,819)
Operating lease liabilities	(69,297)	(69,263)
Changes in operating assets and liabilities, net	(11,430)	1,329
Net cash (used in)/provided by operating activities	(20,428)	52,270
Cash Flows from Investing Activities:
Acquisition, net of cash acquired	—	(16,973)
Proceeds from disposals of vessels and other property	32,128	1,407
Expenditures for vessels and vessel improvements	(5,827)	(55,197)
Net cash provided by/(used in) investing activities	26,301	(70,763)
Cash Flows from Financing Activities:
Payments on debt	(28,919)	(35,844)
Tax withholding on share-based awards	(402)	(197)
Payments on principal portion of finance lease liabilities	(3,124)	(3,124)
Extinguishment of debt	(274,582)	(25,249)
Extinguishment of debt costs paid	(2,736)	—
Deferred financing costs paid for debt amendments	(2,429)	—
Issuance of debt, net of issuance and deferred financing costs	321,552	95,370
Net cash provided by financing activities	9,360	30,956
Net increase in cash, cash equivalents and restricted cash	15,233	12,463
Cash, cash equivalents and restricted cash at beginning of period	69,819	41,677
Cash, cash equivalents and restricted cash at end of period	$85,052	$54,140

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and nine months ended September 30, 2021 and the comparable periods of 2020. Revenue days in the quarter ended September 30, 2021 totaled 1,494 compared with 1,874 in the prior year quarter.

	2021		2020
Three Months Ended September 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$37,527	$66,704	$2,437	$61,418
Revenue days	219	449	67	922
Non-Jones Act Handysize Product Carriers:
Average rate	$43,265	$9,083	$32,089	$15,778
Revenue days	184	92	184	185
ATBs:
Average rate	$—	$36,146	$2,786	$29,616
Revenue days	—	182	60	86
Lightering:
Average rate	$60,063	$—	$79,214	$—
Revenue days	92	—	94	—
Alaska (a):
Average rate	$—	$57,936	$—	$58,669
Revenue days	—	276	—	276

	2021		2020
Nine Months Ended September 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$32,380	$65,882	$34,806	$60,999
Revenue days	548	1,380	248	3,061
Non-Jones Act Handysize Product Carriers:
Average rate	$30,684	$9,478	$29,137	$16,434
Revenue days	551	428	494	548
ATBs:
Average rate	$—	$33,529	$17,244	$27,119
Revenue days	—	544	277	175
Lightering:
Average rate	$74,169	$—	$59,145	$61,012
Revenue days	273	—	337	87
Alaska (a):
Average rate	$—	$58,446	$—	$58,643
Revenue days	—	742	—	605

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of September 30, 2021, OSG’s operating fleet consisted of 24 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at September 30, 2021
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	5	11	16	760,493
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	12	12	24	1,677,981

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as one owned Marshall Island flagged non-Jones Act MR tanker trading in international markets.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Time charter equivalent revenues	$75,365	$92,281	$212,569	$289,782
Add: Voyage expenses	18,602	13,467	51,030	31,364
Shipping revenues	$93,967	$105,748	$263,599	$321,146

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2021	2020	2021	2020
Niche market activities	$16,334	$22,091	$47,118	$61,513
Jones Act handysize tankers	(11,958)	(4,178)	(35,698)	18,134
ATBs	4,064	343	11,402	3,323
Alaska crude oil tankers	8,113	8,199	20,213	18,610
Vessel operating contribution	16,553	26,455	43,035	101,580
Depreciation and amortization	15,526	15,253	45,913	43,488
General and administrative	5,707	6,140	18,076	19,915
Loss/(gain) on disposal of vessels and other property, including impairments, net	960	(151)	6,257	959
Gain on termination of pre-existing arrangement	—	—	—	19,172
Operating (loss)/income	$(5,640)	$5,213	$(27,211)	$56,390

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2021	2020	2021	2020
Net (loss)/income	$(16,009)	$(657)	$(42,576)	$30,848
Income tax (benefit)/expense	(4,515)	(192)	(13,195)	7,212
Interest expense	7,052	5,902	20,739	18,143
Depreciation and amortization	15,526	15,253	45,913	43,488
EBITDA	2,054	20,306	10,881	99,691
Amortization classified in charter hire expenses	143	143	428	428
Interest expense classified in charter hire expenses	338	368	1,024	1,117
Loss/(gain) on disposal of vessels and other property, including impairments, net	960	(151)	6,257	959
Non-cash stock based compensation expense	719	631	1,988	1,685
Loss extinguishment of debt, net	7,961	488	7,961	503
Adjusted EBITDA	$12,175	$21,785	$28,539	$104,383

(C) Total Cash

($ in thousands)	September 30, 2021	December 31, 2020
Cash and cash equivalents	$84,971	$69,697
Restricted cash - current	37	49
Restricted cash – non-current	44	73
Total cash	$85,052	$69,819

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